UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2010

BIODRAIN MEDICAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

333-155299	33-1007393
(Commission File Number)	(IRS Employer
Identification No.)

2060 Centre Pointe Boulevard, Suite 7, Mendota Heights, Minnesota 55120
(Address of Principal Executive Offices) (Zip Code)

(651) 389-4800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 26, 2010, the Board of Directors (the “Board”) of BioDrain Medical, Inc. (the “Company”), acting pursuant to the authority granted by Article VII of the Company’s By-Laws, as amended (the “By-Laws”), and Article X of the Company’s Articles of Incorporation, as amended (the “Articles”), unanimously approved an amendment to Article I Section 5 of the Company’s By-Laws to change the manner in which the record date for shareholder meetings is fixed.  Article I Section 5 of the By-Laws previously provided that the record date would be the day, which was twenty (20) days prior to the date of a meeting of shareholders.  Article I Section 5 now provides that the Board may fix a record date that shall be at least ten (10) but not more than sixty (60) days prior to the date of a meeting of the Company’s shareholders.

The above summary is qualified in its entirety by reference to the full text of the Amendment to the By-Laws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K.  The full text of the Amendment to the By-Laws is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amendment to the By-Laws of BioDrain Medical, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2010
BIODRAIN MEDICAL, INC.

By:	/s/ Kevin R. Davidson
Kevin R. Davidson
President and Chief Executive Officer